UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2024

Leafly Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39119	84-2266022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 Cherry Street PMB 88154
Seattle, Washington		98104-2205
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 206 455-9504

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LFLY	The Nasdaq Stock Market LLC
Warrants	LFLYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on April 9, 2024, Leafly Holdings, Inc. (the “Company”) received a notification from the Listing Qualifications Staff (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it no longer complied with the minimum $500,000 in net income from continuing operations in the most recently completed fiscal year, or two of the last three fiscal years for continued listing set forth in Listing Rule 5550(b) or any of Nasdaq’s alternative continued listing requirements contained in Nasdaq Listing Rule 5550 for companies traded on the Nasdaq Capital Market (the “Continued Listing Standards”).

The Company timely submitted a plan to regain compliance with the Continued Listing Standards to the Staff. However, on October 4, 2024, the Company received a plan denial and delisting determination letter from the Staff. The Company intends to timely request a hearing before a Nasdaq Hearing Panel (“Panel”). The hearing request will automatically stay any suspension or delisting action pending the hearing and the expiration of any extension period granted by the Panel following the hearing. In that regard, pursuant to the Nasdaq Listing Rules, the Panel has the discretion to grant the Company an extension period not to exceed 180 days from the date of the delisting determination letter.

While the appeal is pending, the Company's common stock and warrants will continue to trade on the Nasdaq Capital Market under the symbols “LFLY” and “LFLYW,” respectively.

There can be no assurance that the Panel will grant the Company an extension period or that the Company will ultimately meet all applicable criteria for continued listing on the Nasdaq Capital Market. The Company intends to provide a plan to regain compliance to the Panel.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s plans to regain compliance with the Continued Listing Requirements. These forward-looking statements generally are identified by forward-looking words such as “may,” “expect,” “intend,” “plan,” “will,” “could,” and “continue” or similar words. These forward-looking statements include all matters that are not historical facts. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements.

Many factors could cause actual future events to differ materially from the forward-looking statements, including but not limited to,

the risk that the Company may not be successful in its appeal to the Panel, the risk that Nasdaq may not grant the Company relief from delisting, the risk that the Company may not regain compliance with the Continued Listing Requirements, and the other risks and uncertainties described in the “Risk Factors” section of the Annual Report on Form 10-K filed by the Company with the SEC for the year ended December 31, 2023 and in the other documents filed by the Company from time to time with the SEC.

The filings referenced in the paragraph above identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to place undue reliance on forward-looking statements, and the Company assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leafly Holdings, Inc.

Date:	October 10, 2024	By:	/s/ Suresh Krishnaswamy
Suresh Krishnaswamy Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)